Exhibit 99.3
[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]
The Board of Directors
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated May 11, 2009, to the Board of Directors of Alpha Natural Resources, Inc. (“Alpha”) as Annex B to, and to the reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — Opinion of Alpha’s Financial Advisor” and “THE MERGER — Opinion of Alpha’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Alpha and Foundation Coal Holdings, Inc. (“Foundation”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Foundation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

June 5, 2009

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